                        FORUM RETIREMENT PARTNERS, L.P.



                              PRESENTATION TO THE



                  SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS



                           ROBERT A. INNAMORATI & CO.
                         INVESTMENT & MERCHANT BANKERS

                                OCTOBER 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.
TABLE OF CONTENTS


     I.       OVERVIEW OF ENGAGEMENT

    II.       VALUATION METHODOLOGIES
              A.  DISCOUNTED CASH FLOW ANALYSIS
              B.  CAPITALIZATION OF NET OPERATING INCOME ANALYSIS
              C.  ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES
              D.  ACQUISITION PREMIUM ANALYSIS

   III.       ADDITIONAL INFORMATION

              A.  PROPOSED ACQUISITION PRICE VS. HISTORIC TRADING PRICES





ROBERT A. INNAMORATI & CO                                        OCTOBER 13,1995

                                                FORUM RETIREMENT PARINERS, L.P.

OVERVIEW OF ENGAGEMENT


- ROBERT A. INNAMORATI & CO. ("RAI&Co") has been retained by the Special Committee of the Board of Directors of Forum Retirement, Inc. ("FRI") for the purpose of rendering a written opinion ("Opinion") as to the fairness, from a financial point of view, to the unit holders of Forum Retirement Partners, L.P. ("FRP") of the consideration to be received by such unit holders in the proposed acquisition by Forum Group, Inc. of units of limited partnership interest of FRP.

- In arriving at its Opinion, RAI&Co relied upon and assumed the accuracy of the following:
     - Financial and other information concerning the business, operations and prospects of FRP obtained by RAI&Co from FRP and its affiliates.
     -  The terms of the Offer to Purchase as provided by FRP.
     - Publicly available information with respect to the securities outstanding.
     -  Other information and data obtained by FRP from public sources.



-  In arriving at its Opinion, RAI&Co has not done the following:

     - Made or obtained any independent evaluations or appraisals of the assets or liabilities of FRP,

     - Conducted any physical inspection of the properties and facilities of FRR



ROBERT A. INNAMORATI & CO.                                       October 13,1995

                                                  FORUM RETIREMENT PARNERS, L.P.

DISCOUNTED CASH FLOW ANALYSIS
   BASED ON MANAGEMENT'S 10 - YEAR PROJECTIONS

($'s in millions, except per unit and per room data) 1995    1996    1997    1998    1999    2000    2001    2002    2003    2004
                                                     ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
Average Price Per Room                                $89     $95     $92     $98    $101    $107    $104    $110    $113    $117
Average Occupancy                                    94.0%   94.0%   94.0%   94.0%   94.0%   94.0%   94.0%   94.0%   94.0%   94.0%

Units in Place                                      1,617   1,617   1,617   1,617   1,617   1,617   1,617   1,617   1,617   1,617
Expansion Units                                         5     105     100     173     195     304     304     304     304     304

Total Revenues                                      $49.1   $55.1   $52.0   $57.9   $60.8   $68.7   $65.5   $71.2   $73.3   $75.5
Net Operating Income                                 $5.4    $7.3    $5.3    $7.5    $8.3   $14.8   $11.9   $15.4   $15.9   $16.4

Net Cash Flow Available For Distributions            $0.0    $1.5    $0.0    $1.7    $2.5    $6.1    $9.6    $9.0   $10.1   $10.5
Percentage of Net Cash Flow Distributed               0.0%    0.0%    0.0%    0.0%    0.0%   72.8%   61.2%   73.9%   74.3%   74.8%

                                                              Partnership Value
Assuming Capitalization Rate of 10%     NOI   Debt    Cash     in Terminal Year
-----------------------------------     ---   ----    ----    -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $54.4    $3.56    $16.4    $35.4   $6.7    $42.9
 NPV @ 15%     $127.2    $2.80
 NPV @ 18%      $34.0    $2.23
 NPV @ 20%      $29.3    $1.91

                                                              Partnership Value
Assuming Capitalization Rate of 11%     NOI   Debt    Cash     in Terminal Year
-----------------------------------     ---   ----    ----    -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $49.3      $3.22      $16.4  $35.4    $6.7          $112.3
 NPV @ 15%      $38.9      $2.55
 NPV @ 18%      $30.9      $2.02
 NPV @ 20%      $26.6      $1.74

                                                              Partnership Value
Assuming Capitalization Rate of 12%     NOI   Debt    Cash     in Terminal Year
-----------------------------------     ---   ----    ----    -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $45.1      $2.95      $16.4  $35.4    $6.7           $99.9
 NPV @ 15%      $35.6      $2.33
 NPV @ 18%      $28.3      $1.85
 NPV @ 20%      $24.4      $1.60

Notes:
(1) NPV = Net Present Value
(2) Per unit calculation assum es 15,285,248 units outstanding
(3) Projections w ere prepared by the General Partner

                                                  FORUM RETIREMENT PARNERS, L.P.

DISCOUNTED CASH FLOW ANALYSIS
   BASED ON MANAGEMENT'S 7 - YEAR PROJECTIONS

($'s in millions, except per unit and per room data) 1995    1996    1997    1998    1999    2000    2001
                                                     ----    ----    ----    ----    ----    ----    ----
Average Price Per Room                                $89     $95     $92     $98    $101    $107    $104
Average Occupancy                                    94.0%   94.0%   94.0%   94.0%   94.0%   94.0%   94.0%

Units in Place                                      1,617   1,617   1,617   1,617   1,617   1,617   1,617
Expansion Units                                         5     105     100     173     195     304     304

Total Revenues                                      $49.1   $55.1   $52.0   $57.9   $60.8   $68.7   $65.5
Net Operating Income                                 $5.4    $7.3    $5.3    $7.5    $8.3   $14.8   $11.9

Net Cash Flow Available For Distributions            $0.0    $1.5    $0.0    $1.7    $2.5    $6.1    $9.6
Percentage of Net Cash Flow Distributed               0.0%    0.0%    0.0%    0.0%    0.0%   72.8%   61.2%

                                                              Partnership Value
Assuming Capitalization Rate of 10%     NOI   Debt    Cash     in Terminal Year
-----------------------------------     ---   ----    ----    -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $51.5      $3.37      $14.8  $41.2    $5.8          $103.4
 NPV @ 15%      $43.4      $2.84
 NPV @ 18%      $36.8      $2.41
 NPV @ 20%      $33.0      $2.16

                                                              Partnership Value
Assuming Capitalization Rate of 11%     NOI   Debt    Cash     in Terminal Year
-----------------------------------     ---   ----    ----    -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $45.1     $2.95       $14.8  $41.2    $5.8           $90.0
 NPV @ 15%      $38.0     $2.49
 NPV @ 18%      $32.2     $2.11
 NPV @ 20%      $28.9     $1.89
                                                              Partnership Value
Assuming Capitalization Rate of 12%     NOI   Debt    Cash     in Terminal Year
-----------------------------------     ---   ----    ----    -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $39.7     $2.60       $14.8  $41.2    $5.8           $78.7
 NPV @ 15%      $33.5     $2.19
 NPV @ 18%      $28.4     $1.85
 NPV @ 20%      $25.4     $1.66

Notes:
(1) NPV = Net Present Value
(2) Per unit calculation assum es 15,285,248 units outstanding
(3) Projections were prepared by the General Partner

                                                  FORUM RETIREMENT PARNERS, L.P.

DISCOUNTED CASH FLOW ANALYSIS
   BASED ON MANAGEMENT'S 5 - YEAR PROJECTIONS

($'s in millions, except per unit and per room data) 1995    1996    1997    1998    1999
                                                     ----    ----    ----    ----    ----
Average Price Per Room                                $89     $95     $92     $98    $101
Average Occupancy                                    94.0%   94.0%   94.0%   94.0%   94.0%

Units in Place                                      1,617   1,617   1,617   1,617   1,617
Expansion Units                                         5     105     100     173     195

Total Revenues                                      $49.1   $55.1   $52.0   $57.9   $60.8
Net Operating Income                                 $5.4    $7.3    $5.3    $7.5    $8.3

Net Cash Flow Available For Distributions            $0.0    $1.5    $0.0    $1.7    $2.5
Percentage of Net Cash Flow Distributed               0.0%    0.0%    0.0%    0.0%    0.0%

                                                              Partnership Value
Assuming Capitalization Rate of 10%    NOI(1)  Debt    Cash   in Terminal Year
-----------------------------------    ------  ----    ----   -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $39.1      $2.55      $12.0    $44.2    $5.3         $65.0
 NPV @ 15%      $34.7      $2.27
 NPV @ 18%      $30.9      $2.02
 NPV @ 20%      $28.6      $1.87
                                                              Partnership Value
Assuming Capitalization Rate of 11%    NOI(1)  Debt    Cash   in Terminal Year
-----------------------------------    ------  ----    ----   -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $32.5      $2.13       $12.0  $44.2    $5.3           $54.1
 NPV @ 15%      $28.9      $1.89
 NPV @ 18%      $25.7      $1.68
 NPV @ 20%      $23.8      $1.56

                                                              Partnership Value
Assuming Capitalization Rate of 12%    NOI(1)  Debt    Cash   in Terminal Year
-----------------------------------    ------  ----    ----   -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $27.1      $1.77       $12.0  $44.2    $5.3         $45.1
 NPV @ 15%      $24.0      $1.57
 NPV @ 18%      $21.4      $1.40
 NPV @ 20%      $19.8      $1.30

Notes:
(1) NOI IN 1999 excludes the effect of capital expenditures
(2) NPV = Net Present Value
(3) Per unit calculation assum es 15,285,248 units outstanding
(4) Projections were prepared by the General Partner

                                                  FORUM RETIREMENT PARNERS, L.P.
CAPITALIZATION OF NET OPERATING INCOME ANALYSIS
   LAST 12 MONTHS ENDING JUNE 30, 1995
      ($'S IN THOUSANDS, EXCEPT PER UNIT DATA)


Net Operating Income (1):    $7,5 74



                                                         CAPITALIZATION RATES
                                 ---------------------------------------------------------------------
                                     8.00%      9.00%      10.00%       11.00%    12.00%    13.00%
                                 ---------------------------------------------------------------------
 Hypothetical Enterp rise Value    $94,675    $84,156    $75,740    $68,855    $63,117    $58,262
 Minus LTD as of June 30, 1995     $49,482    $49,482    $49,482    $49,482    $49,482    $49,482
 Plus Cash as of June 30, 1995      $6,273     $6,273     $6,273     $6,273     $6,273     $6,273
 Hypothetical Equity Value         $51,466    $40,947    $32,531    $25,646    $19,908    $15,053
 Resulting Value Per Unit (2)        $3.37      $2.68      $2.13      $1.68      $1.30      $0.98

(1) Based on FRP's perform ance for the 12 m onths ended June 30, 1995. Net operating income is defined as earnings before interest, taxes, depreciation and amortization, less ordinary annual capital expenditures of $1,000 per unit.
(2) Based on 15,285,248 units outstanding.
(3) LTD is long term debt including current maturities.

                                                  FORUM RETIREMENT PARNERS, L.P.
CAPITALIZATION OF NET OPERATING INCOME ANALYSIS
   LAST 12 MONTHS ENDING DECEMBER 31, 1995
      ($'S IN THOUSANDS, EXCEPT PER UNIT DATA)

 Net Operating Income (1):    $7,8 84

                                                         CAPITALIZATION RATES
                                 ---------------------------------------------------------------------
                                     8.00%      9.00%      10.00%       11.00%    12.00%    13.00%
                                 ---------------------------------------------------------------------
 Hypothetical Enterprise Value   $98,550    $87,600    $78,840    $71,673   $65,700    $60,646
 Minus LTD as of 12/31/95 (2)    $49,007   $49,007    $49,007    $49,007    $49,007    $49,007
 Plus Cash as of 12/31/95 (3)     $5,500     $5,500     $5,500    $5,500    $5,500    $5,500
 Hypothetical Equity Value        $55,043   $44,093    $35,333    $28,166    $22,193    $17,139
 Resulting Value Per Unit (4)    $3.60   $2.88    $2.31   $1.84    $1.45    $1.12





(1) Based on FRP's estim ated perform ance for the 12 months ended 12/31/95.
    Net operating incom e is defined as earnings before interest, taxes, depreciation and am ortization, less ordinary annual capital expenditures of $1,000 per unit.
(2) LTD is long term debt including current m aturities.
(3) Management of FRP verbally estimated cash balance between $5 and $6 million at 12/31/95.
(4) Based on 15,285,248 units outstanding.

                                                  FORUM RETIREMENT PARNERS, L.P.
ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES
   COMPARABLE COMPANY DESCRIPTIONS

                                                  FORUM RETIREMENT PARNERS, L.P.
ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES
   COMPARABLE COMPANY DESCRIPTIONS

                                                  FORUM RETIREMENT PARNERS, L.P.
ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES
   COMPARABLE COMPANY DESCRIPTIONS

                                                  FORUM RETIREMENT PARNERS, L.P.
ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES
   COMPARABLE VALUE SUMMARY
      ($'S IN THOUSANDS, EXCEPT PER UNIT DATA)

 Based on FRP's

 Based on FRP's
 Valuation Method Last 12 Month Based on FRP's  1 2/31/94 FYE Results  Results Ended 6 /3 0/9 5  1 2/31/95 FYE Forecast
Applying Last 12 Months Operating Data of Comparables:
 Current Market Capitalization (1)                                    $71.8    $72.1    $77.4
 12 Month Average Market Capitalization (2)                           $73.3    $73.7    $79.0

Applying Annual Historical Operating Data of Comparables:
 Current Market Capitalization (1)                                    $88.1    $88.5    $94.6
 12 Month Average Market Capitalization (2)                           $91.6    $92.0    $98.4

Average Enterprise Value (3)                                          $81.2    $81.6    $87.3

Value Per Unit Calculation:
 Less Long Term Debt of $48.5 million (as of 6/30/95) (4)             $32.7    $33.1    $38.8
 Plus Cash and Equivalents (as of 6/30/95)                            $39.0    $39.3    $45.1
 Partnership Equity Value per Unit (5)                                $2.55    $2.57    $2.95


(1) Current Market Capitalization is defined as the current num ber of shares outstanding m ultiplied by the current m arket price per share.
(2) The Twelve Month Average Market Capitalization is calculated by multiplying the average price for the period by the average shares outstanding for the period. Please note that the 12 Month Average Market Cap. for Community Care is really for a 2 month period, the period since it went public.
(3) Enterprise Value is defined as market capitalization plus long term debt less cash and equivalents.
(4) Long term debt excludes current maturities.
(5) Assuming 15,285,248 partnership units outstanding.

                                                  FORUM RETIREMENT PARNERS, L.P.
ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES
   COMPARABLE VALUE SUMMARY
      ($'S IN THOUSANDS, EXCEPT PER UNIT DATA)

 For the For the
 For Fiscal Year Last Twelve Months Fiscal Year
  Ended 12/31/94  Ended 6/30/9 5  Ended 12/31/95E


 Net Revenues (1)    $47.1   $48.9   $49.4
 EBITDA (2)           $9.2    $9.2    $9.5
                             $9.191
 EBIT (3)             $5.7    $5.7    $5.8
 Net Income           $0.3    $0.4    $1.4


 (1) Other incom e in 12/31/95E assumed to be $240,000
 (2) Earnings before interest, taxes, depreciation and amortization
 (3) Earnings before interest and taxes

                                                  FORUM RETIREMENT PARNERS, L.P.





 Target Company FRP Alpine Meadow s of Tahoe Inc
  Acquirer Providence Health Care Inc  FGI(2)  Pow dr Corp  Multicare Cos Inc
 Date Announced                       09/25/95        01/21/94      02/01/94
 Completed/Pending ("C" / "P")            P              C            C
 Offer Price/Share (Unit)               $2.83         $10.67           $7.50
 Total Value (mil.)                     $16.6 (3)      $37.2         $27.7

Stock Premium : Prior Periods
 1 Day (%)                               41.5%       64.2%            122.2%
 1 Week (%)                              50.9%       64.2%
 4 Weeks (%)                            130.8%       41.5%    64.2% 130.8%

Offer Price Per Share (Unit) $2.83 $10.67 $7.50


 to EPS 116.6 x 35.5 x -

Stock Price 4 Weeks Prior $2.00 $6.50
 to Book Value $3.25 0.8 x - 1.9 x

 to EPS 82.4 x 21.7 x -

Total Equity Value (m il.) $39.0 $34.1
 to Net Income $31.8 105.1 x 29.4 x
 Long-Term Debt to -

 Stockholder's Equity 1.3 x 0.9 x
 Total Liabilities to 4.2 x

 Stockholder's Equity 1.8 x 1.6 x
 Stockholders' Equity 6.3 x
 as a% of Total Assets 35.2% 37.9% 13.6%

Total Enterprise Value (m il.) $76.7 $49.4 $55.7

 to Sales 1.6 x 1.5 x
 to Cash Flow (EBITDA) 1.6 x 8.3 x - -



 (1) Data provided by Securities Data Company, Inc. Eighteen transactions were identified for the period 1/1/94 to 10/3/95 in the total value range of $10 to $50 m illion.
 (2) Based on LTM data available at 6/30/95.
 (3) $2.50 x number of units not already owned by Forum Group, Inc.


ROBERT A. INNAMORATI & CO.                                   October 13, 1995

                                                  FORUM RETIREMENT PARNERS, L.P.




 Target Company Banyan Mortgage Investors LP General Cable(Cie Gen de Eaux)
  Acquirer Indianapolis New spapers  THSP Inc  W assall PLC  Central New spapers Inc
 Date Announced 04/19/94 05/05/94
 Com pleted/Pending ("C" / "P") 06/24/94 C C C

 Offering Price/Share (Unit) $2.50 $6.00
 Total Value (m il.) $10,000.00 $24.3 $35.9 $35.9

Stock Prem ium : Prior Periods
 1 Day (%) - 17.1% -

 1 Week (%) - 21.5%
 4 Weeks (%) - - 11.6% -

Offer Price Per Share (Unit) $2.50 $6.00 to Book Value $10,000.00 - 0.6 x

 to EPS - -
Stock Price 4 Weeks Prior - $5.38

 to Book Value - 0.5 x
 to EPS - - - -

Total Equity Value (m il.) $28.1 $77.8
 to Net Income $57.7 - - -

 Long-Term Debt to
 Stockholder's Equity - 2.1 x -


 Stockholder's Equity - 3.4 x
 Stockholders' Equity -

 as a% of Total Assets - 22.5% -


 to Sales - 0.5 x
 to Cash Flow (EBITDA) - - 16.2 x -

 to Operating Income - 155.3 x -

 (1) Data provided by Securities Data Company, Inc. Eighteen transactions were identified for the period 1/1/94 to 10/3/95 in the total value range of
     $10 to $50 m illion.


ROBERT A. INNAMORATI & CO.                                   October 13, 1995

                                                  FORUM RETIREMENT PARNERS, L.P.





 Target Company R2 Medical System s Inc Service Fracturing Co
Acquirer Sam son Energy Co LP  Cardiotronics System s Inc  Now sco W ell Service Ltd  Sam son Properties Inc
 Date Announced 08/15/94 08/25/94
 Com pleted/Pending ("C" / "P") 09/02/94 C C C

 Offering Price/Share (Unit) $6.50 $4.55
 Total Value (m il.) $11.50 $14.4 $23.4 $41.3

Stock Prem ium : Prior Periods
 1 Day (%) 225.0% 51.7% 29.6%

 1 Week (%) 188.9% 30.0%
 4 Weeks (%) 26.0% 225.0% 30.0% 24.3%

Offer Price Per Share (Unit) $6.50 $4.55 to Book Value $11.50 3.8 x 3.9 x 1.5 x

 to EPS 130.0 x -
Stock Price 4 Weeks Prior 2.3 x $2.00 $3.50 $9.25

 to Book Value 1.2 x 2.9 x
 to EPS 1.2 x 40.0 x -13.0 x 1.9 x

Total Equity Value (m il.) $17.2 $24.3
 to Net Income $53.7 131.5 x - 2.3 x

 Long-Term Debt to
 Stockholder's Equity - 0.0 x 0.1 x


 Stockholder's Equity 0.1 x 0.2 x
 Stockholders' Equity -

 as a% of Total Assets 93.8% 24.2% 93.5%


 to Sales 3.5 x 1.2 x
 to Cash Flow (EBITDA) 1.4 x 28.9 x 30.3 x 1.7 x

 to Operating Income 36.8 x - 2.4 x


(1) Data provided by Securities Data Company, Inc. Eighteen transactions were identified for the period 1/1/94 to 10/3/95 in the total value range of $10 to $50 m illion.


ROBERT A. INNAMORATI & CO.                                   October 13, 1995

                                                  FORUM RETIREMENT PARNERS, L.P.




 Target Company Inform ation Am erica Inc Laser Precision Corp
  Acquirer Providential  W est Publishing Co  GN Great Nordic Ltd  W ilm ington Svgs Fund Society
 Date Announced                  10/03/94       10/04/94
 Com pleted/Pending ("C" / "P") 10/12/94 C C C

 Offering Price/Share (Unit) $6.00 $8.00
 Total Value (m il.) $4.00 $29.3 $38.7 $24.4

Stock Prem ium : Prior Periods
 1 Day (%) 54.8% 36.2% 45.5%

 1 Week (%) 65.5% 45.5%
 4 Weeks (%) 60.0% 84.6% 39.1% 60.0%

Offer Price Per Share (Unit) $6.00 $8.00 to Book Value $4.00 1.7 x 1.9 x 9.3 x

 to EPS - 26.6 x
Stock Price 4 Weeks Prior - $3.25 $5.75 $2.50

 to Book Value 0.9 x 1.4 x
 to EPS 6.3 x -23.2 x 19.2 x -0.4 x

Total Equity Value (m il.) $29.5 $39.8
to Net Income $373.2 - 27.1 x -

 Long-Term Debt to
 Stockholder's Equity 0.2 x - -


 Stockholder's Equity 0.6 x 0.1 x
 Stockholders' Equity 0.0 x

 as a% of Total Assets 61.1% 88.1% 98.5%


 to Sales 1.1 x 1.3 x
 to Cash Flow (EBITDA) 66.2 x 6.7 x 9.6 x -

 to Operating Income - 13.2 x -

(1) Data provided by Securities Data Company, Inc. Eighteen transactions were identified for the period 1/1/94 to 10/3/95 in the total value range of $10 to $50 m illion.


ROBERT A. INNAMORATI & CO.                                   October 13, 1995

                                                  FORUM RETIREMENT PARNERS, L.P.





 Target Company Galveston-Houston Co Pet Products
  Acquirer A Pea in the Pod Inc  GHX Acquisition Co Hartz Mountain Corp(Hartz Grp)  Mothers W ork Inc
 Date Announced 12/14/94 12/27/94
 Com pleted/Pending ("C" / "P") 03/06/95 C C C

 Offering Price/Share (Unit) $2.25 $5.25
 Total Value (m il.) $5.50 $37.0 $17.3 $22.5

Stock Prem ium : Prior Periods
 1 Day (%) 28.6% 200.0% 37.5%

 1 Week (%) 38.5% 265.2%
 4 Weeks (%) 83.3% 28.6% 162.5% 57.1%

Offer Price Per Share (Unit) $2.25 $5.25 $5.50


 to EPS 75.0 x 43.7 x -

Stock Price 4 Weeks Prior $1.75 $2.00
 to Book Value $3.50 0.7 x 0.8 x 1.7 x

 to EPS 58.3 x 16.7 x -14.0 x

Total Equity Value (m il.) $38.2 $16.1
 to Net Income $22.5 101.0 x 43.1 x
 Long-Term Debt to -

 Stockholder's Equity 0.1 x 0.2 x
 Total Liabilities to -

 Stockholder's Equity 0.4 x 0.6 x
 Stockholders' Equity 1.0 x
 as a% of Total Assets 72.9% 64.0% 49.7%

Total Enterprise Value (m il.) $42.7 $16.9 $25.3

 to Sales 0.6 x 1.2 x
 to Cash Flow (EBITDA) 0.8 x 8.9 x 16.7 x 113.3 x



(1) Data provided by Securities Data Company, Inc. Eighteen transactions were identified for the period 1/1/94 to 10/3/95 in the total value range of $10 to $50 m illion.


ROBERT A. INNAMORATI & CO.                                   October 13, 1995

                                                  FORUM RETIREMENT PARNERS, L.P.





 Target Company Resource Recycling Techs Inc Paco Pharm aceutical Services
  Acquirer NuVision Inc  W aste Managem ent Inc  W est Co Inc  Am erican Vision Centers Inc

Date Announced 03/17/95 03/24/95
 Com pleted/Pending ("C" / "P") 04/28/95 C C C

 Offering Price/Share (Unit) $11.50 $12.25
 Total Value (m il.) $7.60 $30.8 $49.0 $20.5

Stock Prem ium : Prior Periods
 1 Day (%) 37.3% 66.1% 32.2%

 1 Week (%) 50.8% 66.1%
 4 Weeks (%) 38.2% 46.0% 58.1% 35.1%

Offer Price Per Share (Unit) $11.50 $12.25 to Book Value $7.60 3.4 x 1.1 x 1.5 x

 to EPS 34.3 x 21.8 x
Stock Price 4 Weeks Prior - $7.88 $7.75 $5.63

 to Book Value 2.3 x 0.7 x
 to EPS 1.1 x 23.5 x 13.8 x -11.9 x

Total Equity Value (m il.) $30.3 $49.0
 to Net Income $20.5 33.8 x 21.4 x -

 Long-Term Debt to
 Stockholder's Equity 0.2 x 0.1 x -


 Stockholder's Equity 1.0 x 0.3 x
 Stockholders' Equity 0.4 x

 as a% of Total Assets 48.6% 74.7% 70.7%


 to Sales 0.8 x 0.8 x
 to Cash Flow (EBITDA) 0.4 x 17.5 x 6.9 x 11.6 x

 to Operating Income 33.1 x 15.8 x -

(1) Data provided by Securities Data Company, Inc. Eighteen transactions were identified for the period 1/1/94 to 10/3/95 in the total value range of $10 to $50 m illion.


ROBERT A. INNAMORATI & CO.                                   October 13, 1995

                                                  FORUM RETIREMENT PARNERS, L.P.






 Target Company Bestop Inc
 _________ Acquirer _________________________________ Douglas & Lom ason Co
 Date Announced 05/04/95
 Com pleted/Pending ("C" / "P") C

 Offering Price/Share (Unit) $12.75
 Total Value (m il.) $44.0

Stock Prem ium : Prior Periods
 1 Day (%) 22.0%

 1 Week (%) 18.6%
 4 Weeks (%) 27.5%

Offer Price Per Share (Unit) $12.75
 to Book Value 3.0 x

 to EPS 10.8 x
Stock Price 4 Weeks Prior $10.00

 to Book Value 2.4 x
 to EPS 8.5 x

Total Equity Value (m il.) $44.0
 to Net Income 10.9 x

 Long-Term Debt to
 Stockholder's Equity -


 Stockholder's Equity 0.5 x
 Stockholders' Equity

 as a% of Total Assets 67.6%


 to Sales 0.7 x
 to Cash Flow (EBITDA) 5.8 x

 to Operating Income 6.4 x

(1) Data provided by Securities Data Company, Inc. Eighteen transactions were identified for the period 1/1/94 to 10/3/95 in the total value range of $10 to $50 m illion.

                                                 FORUM RETIREMENT PARTNERS, L.P.


PROPOSED ACQUISITION PRICE VS. HISTORIC TRADING PRICES

FRP Prosposed Acquisition Price/Unit:   $2.83


Historical Information
FRP Price over 24 Months(1)
(9/25/93 - 9/25/95)

Selected Ratios (2)
Price to Bood ($2.50/unit):
Price to EBITDA ($0.60/unit):
Price to Revenues ($3.22/unit)